Exhibit 10.2

THIRD AMENDMENT TO SECURED NOTE

This Third Amendment to the Convertible Promissory Note (the “Amendment”) is entered into as of May 15, 2023 (the “Effective Date”) by and between Eleven Advisors LLC, maintaining an address at 463 Adams St, Denver, CO. 80206 (“Holder”), and Crown Electrokinetics Corp., a Delaware corporation maintaining an address at 11601 Wilshire Blvd., Suite 2240, Los Angeles, CA 90025 (the “Company”). Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Note (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and Holder entered into a Line of Credit Agreement dated January 30, 2023 pursuant to which the Company issued Holder a convertible promissory note in the principal amount of $2,000,000.00 due April 3, 2023 (the “Note”) and a warrant (the “Warrant”) to purchase 45,000 shares of Series E Preferred Stock;

WHEREAS; the Company and Holder entered into a previous amendment dated April 14, 2023 (the “First Amendment”);

WHEREAS; the Company and Holder entered into a previous amendment dated May 1, 2023 (the “Second Amendment”);

WHEREAS, the Company and Holder desire to extend the Maturity Date of the Note;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Company and Bristol hereby agree as follows:

1. Subject to the terms of this Agreement and acceleration as set forth in the Note, the Maturity Date shall be extended to June 7, 2023.

2. The Company shall issue to Holder, within one (1) day after the date of this Agreement, 4,000 shares of the Company’s Series E Preferred Stock (the “New Shares”).

3. The Company shall have issued the two million (2,000,000) shares of the Company’s common stock owed pursuant to the First Amendment and the common stock into which the New Shares are convertible registered for resale with the Securities and Exchange Commission (“SEC”) no later than June 7, 2023. In the event, the Company fails to have such registration statement filed by June 7, 2023, or declared effective by July 7, 2023 the Company shall issue holder an additional 4,000 shares of the Company’s Series E Preferred Stock and have the common stock into which such additional shares are convertible included in the registration statement.

4. The Company shall not file any other registration statement with the SEC until all the shares for which it is required to register with the SEC have been registered for at least 30 days.

5. In the event the Securities and Exchange Commission (“Commission”) requires the Company to reduce the number of shares of common stock included in a registration statement filed on behalf of the Holder, the Company shall be required to file additional registration statements until all common stock issuable to Holder under the Line of Credit Agreement, Note and all amendments thereto have been registered for resale with the Commission.

6. Except as specifically modified herein, the Note remain in full force an effect pursuant to the terms of the original Note and the First Amendment and Second Amendment.

7. Each party to this Amendment represents and warrants that this Amendment has been duly authorized, executed and delivered by him, her or it and constitutes his, her or its legal, valid and binding obligation, enforceable against him, her or it in accordance with its terms.

8. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Amendment, or its enforcement, shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment shall be commenced exclusively in the state and federal courts sitting in Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to above. Each party to this Amendment irrevocably consents to service of process in the manner provided for notices below. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). If either party shall commence an action or proceeding to enforce any provisions of this Amendment, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses including but not limited to court costs incurred with the investigation, preparation and prosecution of such action or proceeding.

9. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy or electronic copy in PDF format of this Amendment shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Crown Electrokinetics Corp.

By:
Name:
Title:

Eleven Advisors LLC

By:
Name:
Title:

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